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                                                                    Exhibit 10.5

                                 LEASE AGREEMENT

       THIS LEASE AGREEMENT, made this 8th day of June, 2005 by and between Optium, Inc., a Delaware Corporation, (hereinafter referred to as Tenant) and Leo Palau, 804 Lakeview Drive, Maple Glen, PA 19002, (hereinafter referred to as Landlord).

       WITNESSETH:

       The Landlord, for and in consideration of the prompt payment of the rent as specified in this Agreement as well as the performance of all of the covenants, promises and agreements contained in this Agreement upon the part of the Tenant does hereby demise and Lease to the Tenant and Tenant does hereby Lease from the Landlord the premises situate at 500 Horizon Drive, Chalfont, Bucks County, PA, comprising of approximately 36,403+/- square feet.

I.     TERM

       A.     TERM

       The term of this Lease shall be four (4) years commencing on November 1, 2005 (the Commencement Date) and terminating on the day prior to the anniversary of the Lease Commencement Date. In the event that Landlord is unable to give possession of the demised premises, as herein provided, by reason of any cause beyond the control of Landlord, the Landlord shall not be liable in damages to the Tenant therefore and during the period that Landlord is unable to give possession, all rights and remedies of both parties hereunder shall be suspended.

       B.     TERMINATION

       This Lease shall expire at the end of the term as defined in paragraph I.A., provided that in the event that the Tenant shall for any reason, fail to vacate the Leased Premises at the expiration of the term of this Lease, the Tenant shall be deemed to be a "hold-over" Tenant and liable for additional rents provided in Paragraph II, Section E.

II.    RENT

       A.     BASE RENT

       The monthly rental payments shall be as follows:

          Year 1          $ 47,020.54   per month
          Year 2          $ 48,446.33   per month
          Year 3          $ 49,872.11   per month
          Year 4          $ 51,388.90   per month

       Rental payments shall be payable at the offices of the Agent as set forth below.

       B.     UTILITIES

       Tenant shall be responsible for payment of all utility services including heat, water, sewer, electricity, air conditioning and gas (if applicable). If requested by Landlord, Tenant shall produce paid receipts for said utilities upon the demand of Landlord.

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       C.     TAXES AND CONDOMINIUM ASSOCIATION FEE

       Landlord shall be responsible for and pay all real estate taxes and Condominium Association fees, as shall be in effect as of the Commencement Date. As additional rent under this lease, Tenant shall pay all increases in the amount of real estate taxes levied by the taxing authorities over the taxes levied at the Commencement Date, assuming the property has been assessed as completed. The 2005 County and Township Real Estate Taxes are $13,353.00. The 2005 Real Estate School Taxes will be attached on Exhibit "A" when the Real Estate Tax bill is received from the taxing authority. Landlord shall notify Tenant of such increased amounts and the said additional rental shall be due and payable in a single payment with the rental payment due in the month following the notification of the increase in taxes. In addition, Tenant shall pay any and all increases in condominium fees as assessed by the Condominium Association and Landlord shall notify Tenant of such increases and such additional rent shall likewise be due and payable, in full for the period included in such increase, with the next installment of rent following such notification. The Condominium Association fees for 500 Horizon Drive is $31,200.00 annually or $2,600.00 per month.

       D.     RENTAL PAYMENTS

       All rental payments shall be due and payable on or before the first day of each calendar month during the term of this Lease. In the event that Tenant shall not pay any payment of rent within five (5) days after the due date, a late charge of ten percent (10%) of the base rental payment and additional rental payment due shall be charged and payable with the next rental payment.

       E.     RENT WHILE HOLDING OVER

       In the event that Tenant is classified as a hold-over Tenant pursuant to paragraph I.B. above, then in addition to the rents provided for above, Tenant shall pay an additional monthly rental of fifty percent (50%) of the total aforementioned rents.

III.   RIGHTS AND OBLIGATIONS OF TENANT

       A.     USE OF PREMISES

       Tenant shall use the leased premises for office, engineering and light manufacturing purposes and no other purpose. Tenant shall be responsible for the acquisition of any and all permits for such use from any municipal or governmental authority or agency at its own cost and expense.

       B.     FIXTURES AND EQUIPMENT

       All trade fixtures, equipment, appliances, decorations, etc., installed by Tenant in the Leased Premises shall remain the sole property of the Tenant, provided, however, that Tenant shall repair any damages caused by the removal of such fixtures, equipment, appliances, decorations, etc., from the Leased Premises at the termination of this Lease as provided herein.

       C.     WASTE AND NUISANCE

       Tenant shall not commit or suffer to be committed any waste or any nuisance or other act or thing which may disturb the Landlord or any other person to whom the Landlord has any duty.

       D.     GOVERNMENTAL REGULATIONS

       Tenant shall at Tenant's sole cost and expense, without notice or demand from Landlord, comply with and faithfully observe all requirements of all municipal, county, state, federal and other governmental authorities having jurisdiction, now in force or which may hereafter be enforced, pertaining to the use of the Leased Premises.

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       E.     IMPROVEMENTS

       Tenant shall not make any alterations, additions or improvements to the Leased Premises without the prior written consent of Landlord. Consent for non-structural alterations, additions, or improvements shall not be unreasonably withheld by Landlord. Tenant shall comply with all governmental rules and regulations in connection with such work, and shall prevent any lien or obligation from being created against or imposed upon the Leased Premises and will discharge all liens and charges for services rendered or materials furnished immediately after such liens occur or said charges become due and payable. Such alterations, additions or improvements shall become part of the real property and remain the property of Landlord on termination of the Lease.

       At all times when any change or alteration is in progress, there shall be maintained, at Tenant's expense, Workmen's Compensation Insurance in accordance with the law, covering all persons employed in connection with the change or alteration, and general liability insurance of the mutual benefit of Tenant and Landlord, expressly covering the additional hazards due to the change or alteration.

       F.     SIGNS

       Tenant may not install any signs or posters on the exterior of the building in which the Leased Premises are located or at any other location adjacent to the said building or install, display or use any signs except as shall be permitted by the Landlord. Tenant shall comply with all other rules and regulations imposed by the Landlord or any municipal or other authority exercising jurisdiction over such matters. Tenant and Landlord hereby agree that Tenant will erect two (2) small directional signs within the vicinity of 500 Horizon Drive. Tenant shall submit signs and location plans for Landlord's review and approval.

IV.    MAINTENANCE BY TENANT

       Landlord shall be responsible for and maintain in good operating condition any and all heating, ventilation, and air-conditioning equipment servicing the Premises. Landlord shall pay for a preventive maintenance contract upon the air conditioning and heating unit servicing the demised premises.

       Tenant shall have the sole liability and responsibility for any maintenance of the interior of the Leased Premises and the repair and maintenance of any fixtures or equipment contained therein, excluding heating, ventilation and air conditioning equipment.

       Tenant shall provide complete janitorial services to the premises at least on a weekly basis and shall be responsible for the cost of such services.

       Landlord reserves the right to visit the premises at reasonable times and with reasonable notice.

       Tenant shall not be responsible for any damage by fire elements or unavoidable casualty or other catastrophe cause to premises which shall not be due to the negligence of the Tenant, Tenant's employees, agents or servants.

V.     INSURANCE AND INDEMNITY

       A.     LIABILITY INSURANCE REQUIRED OF THE TENANT

       Tenant, at its own expense, shall provide and maintain in force during the term of this Lease, liability and property damage insurance in the amount of One Million Dollars ($1,000,000.00) on a combined single-limit basis, covering Landlord as well as Tenant, with one or more responsible insurance companies duly authorized to transact business in Pennsylvania, listing Landlord as an additional insured and loss payee. Tenant shall furnish Landlord with certificates of all insurance required by this section. If Tenant does not maintain such insurance in full force and effect, Landlord may notify Tenant of such failure and if Tenant does not deliver to Landlord within ten (10) days after such notice, certification showing all such insurance to be in full force and effect, Landlord may at its option,

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take out the necessary insurance to comply with the provisions hereof and pay the premiums on the items specified in such notice and Tenant covenants thereon on demand to reimburse and pay Landlord any amounts paid or expended in the amount of the insurance premiums required hereby and specified in the notice, with interest thereon at the rate of eight (8%) percent per annum from the date of such payment by Landlord until repaid by Tenant.

       B.     FIRE INSURANCE

       Landlord shall maintain and keep in force and effect or cause to be maintained and kept in force and effect a policy of fire insurance covering the exterior of the premises of which the Leased Premises is a part and Tenant shall be responsible for fire insurance covering the Leased Premises and contents, with Landlord listed as loss payee as its interest appear.

       C.     INDEMNIFICATION OF LANDLORD

       Except for claims arising out of acts caused by the negligence of the Landlord or its representatives, Tenant will indemnify Landlord to the extent that the loss is not covered by insurance and save Landlord harmless from and against any and all claims, actions, damages, liability and expense in conjunction with the loss of life, an occurrence in, upon or at the Leased Premises or the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, his agents, contractors, employees, or servants. In case Landlord shall have been made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord, harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation. This indemnification shall exclude claims made by Tenant against Landlord. Tenant shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by the Landlord in enforcing the covenants and agreements of this Lease.

       D.     WAIVER OF SUBROGATION

       Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or any one claiming through or under them by way of subrogation or otherwise for any loss, damage or injury to property or persons, including death, covered by any insurance then in force, even if such loss or damage shall have been caused by the fault or the negligence of the other party, or anyone for whom such party may be responsible. All policies of insurance referred to herein shall contain a clause(s) or endorsement(s) acknowledging such waiver of subrogation and also to the effect that this mutual release shall not adversely affect or impair said insurance or prejudice the right of any insured to recover thereunder.

VI.    DESTRUCTION OF LEASED PREMISES

       A.     MINOR DAMAGE

       If the Leased Premises shall be damaged by fire, the elements or unavoidable casualty, but are not rendered materially unusable in whole or in part, Landlord shall at its own expense and costs, promptly cause such damage to be repaired and the rent shall not be abated.

       B.     PARTIAL DESTRUCTION

       If by reason of such occurrence, the Leased Premises are rendered materially unusable in part, the Landlord shall at its own expense, promptly cause the damage to be repaired and the rent shall meanwhile be abated on a prorata basis.

       C.     TOTAL DESTRUCTION

       If the Leased Premises shall be rendered wholly unusable by reason of total destruction, this Lease shall terminate upon the option of either the Landlord or the Tenant and if so terminated, both parties shall be released from any further liability under it.

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VII.   EMINENT DOMAIN

       A.     TOTAL CONDEMNATION OF LEASED PREMISES

       If the whole of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public purpose, Tenant shall have the right to terminate this Lease at any time after the date of title vesting in such proceedings. All rental shall be prorated as of the date of such termination.

       B.     LANDLORD'S DAMAGES

       In the event of any condemnation or taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation, and the Landlord is to receive the full amount of such award; Tenant hereby expressly waiving any rights or claim to any part thereof.

       C.     TENANT'S DAMAGES

       Tenant shall have the right to claim and recover from any condemning authority such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damages to Tenant's business by reason of the acquisition or condemnation, and for or on account of any loss, losses or expenses to which Tenant may be put in removing Tenant's merchandise, furniture, fixtures, equipment and leasehold improvements.

VIII.  LANDLORD'S WARRANTIES AND COVENANTS

       A.     AUTHORITY AND TITLE

       Landlord represents and warrants that Landlord is the owner of the Leased Premises and has the right to make this lease.

       B.     QUIET ENJOYMENT

       Landlord covenants that upon the payment by the Tenant of the rents herein provided and upon performance of all the covenants, terms and conditions oh Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises or the tenancy created hereby without hindrance or interruption by the Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject nevertheless to the terms and conditions of this Lease.

IX.    ASSIGNMENT AND SUBLEASE

       A.     ASSIGNMENT AND SUBLETTING BY TENANT

       Tenant shall not have the right, except with the prior written consent of Landlord, to assign this Lease or any interest therein and provided that the assignee selected by Tenant shall be subject to the approval of Landlord and that the assignee shall assume in writing all of the Tenant's obligations under this Lease and Tenant shall remain liable for each and every obligation hereunder.

       The approval of Landlord shall be based upon the proposed assignee's financial condition, proposed use and stability.

       Tenant shall not have the right except with the prior written consent of Landlord, to sublet the premises provided that the Landlord shall have the right to approve such subTenant and that the subTenant shall assume in writing all of the Tenant's obligation under this Lease, and Tenant shall remain liable for each and every obligation under this Lease. The approval of such subTenant shall be based upon the same conditions as set forth in the previous paragraph.

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X.     CONFESSION OF JUDGMENT AND EJECTMENT

       A. If the rent and/or any charges hereby reserved as rent, shall remain unpaid on any day when the same shall be due, Tenant hereby empowers any Prothonotary, Clerk of Court or attorney of record to appear for Tenant in any and all actions which may be brought for rent and/or the charges, payments, costs and expenses reserved as rent, or agreed to be paid by the Tenant and/or to sign for Tenant an agreement for entering in any competent court for the recovery of rent or other charges, payments, costs and expenses, and in said suits or in said actions, to confess judgment against Tenant for all or any part of the rent specified in this Lease, and then unpaid, including, at Landlord's option, the rent for the entire unexpired balance of the term of this Lease, and/or other charges, payments, costs and expenses reserved as rent or agreed to be paid by the Tenant and for interest and costs together with an attorney's commission not to exceed fifteen percent (15%).

       B. When this Lease shall be determined by condition broken during the original term of this Lease, it shall be lawful for any attorney for Tenant, to file an agreement for entering in any competent court, of an amicable action in judgment in ejectment against Tenant and all persons claiming under Tenant, for the recovery by Landlord of possession of the herein Leased Premises, for which this Lease or a copy thereof shall be its sufficient warrant, whereupon, if Landlord so desires, a Writ of Execution or possession may issue forthwith, without any prior writ or proceeding whatsoever, and provided that if for any reason after such action shall have been commenced, the same shall be determined and possession of the Premises hereby demised remain in or to be restored to Tenant, Landlord shall have the right upon any subsequent default or defaults, or upon the termination of this lease as herein before set forth, to bring one or more actions as herein before set forth to recover possession of the said premises.

       C. In granting the above warrant of attorney to Confess judgment for rent and/or ejectment, Tenant hereby knowingly, intentionally, and voluntarily waives any and all rights (granted by constitution, statue, rule regulation or otherwise) Tenant has or may have either upon the confession of judgment for rent due or possession of the leased premises against Tenant after default or condition broken or upon execution of process thereon against Tenant or property of Tenant to: (i) prior notice; (ii) a prior judicial proceeding; and (iii) review by an authorized public official; and Tenant expressly waives such rights as an explicit and material part of the consideration hereof.

XI.    SUBORDINATION

       In the event that Landlord requests or that any lender of Landlord requests, Tenant agrees to subordinate its interest under this lease to the interest of such lender and Tenant further agrees to promptly execute any estoppel or other certificate reasonably requested.

XII.   SECURITY INTERESTS

       Tenant hereby grants to Landlord a security interest in personal property including all furniture, fixtures and equipment owned by Tenant and as such shall be security for the rents reserved hereunder and/or subject to any currently existing or hereafter placed security interests or financing statements given by Tenant in acquisition of furniture, fixtures, equipment and inventory. Tenant shall execute such Financing Statements or other documents as may be required by Landlord to perfect its security interest hereunder.

XIII.  SECURITY DEPOSIT

       Tenant has deposited with Landlord the sum of Twelve thousand three hundred thirty-four dollars and ninety-two cents ($12,334.92) to be held as security for the full and faithful performance by Tenant of Tenant's obligations under this Lease and for the payment of damages to the demised premises. The security deposit shall be returned to Tenant at the expiration of the term of this Lease less such sums as are required for the payment of damages to the demised premises. It is understood and agreed that no part of the security deposit is to be considered as the last rental due under the terms of this Lease.

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XIV.   MISCELLANEOUS

       A.     PARTIES

       All rights and liabilities herein given to, or imposed upon the respective parties hereto, extend to and bind the respective heirs, executors, administrators, successors and assigns of said parties.

       B.     SECURITY

       The Tenant shall be solely responsible for security for the Leased Premises.

       C.     GOVERNING LAW

       This Agreement shall be deemed to have been made in Pennsylvania and all the terms, conditions and covenants hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

       D.     ENTIRE AGREEMENT

       This Lease and any exhibits attached hereto and form a part hereof, set forth all of the covenants, promises, agreements, conditions for understandings, either written or oral, between them other than as herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed by them.

       E.     NOTICES

       All notices that may be necessary under this Agreement shall conclusively be presumed to have been given when sent by certified mail addressed respectively as follows:

TO LANDLORD:         LEO PALAU
                       804 Lakeview Drive
                       Maple Glen, PA 19002

TO TENANT:           OPTIUM, INC.
                       Attn: David Renner
                       500 Horizon Drive
                       Suite 505
                       Chalfont, PA 18914

TO AGENT:            PENN'S GRANT REALTY CORP.
                       2005 S. Easton Road, Suite 306
                       Doylestown, PA 18901

       F.     PARTIAL INVALIDITY

       If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall to any extent be in valid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

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       G.     AGENCY

       It is hereby expressly agreed and understood that Penn's Grant Realty Corporation is acting as "Agent" only and shall not in any event be held liable to the Landlord or Tenant for the fulfillment or nonfulfillment of any of the terms and conditions of this Lease, or for any action or proceedings that may be taken by Landlord against Tenant, or by Tenant against Landlord. It is hereby expressly agreed that Penn's Grant Realty Corp. shall receive a commission of six (6%) percent of the monthly rental as collected by agent, including any renewals, extensions or expansions.

       H.     FINANCIAL STATEMENTS

       Tenant will provide Landlord with Tenant's statement of financial credibility.

       I.     TENANT IMPROVEMENTS

       Tenant intends and Landlord agrees to a significant building renovation which is subject to Section III Paragraph E "Improvements." Additionally, Landlord has reviewed and approved preliminary plans. Tenant will contract directly with Jim Zaun, the architect, to design and prepare all final plans for the entire building known as 500 Horizon Drive. All payments to the architect will be paid by Tenant. Furthermore, Tenant will submit to Landlord for Landlord's review all building plans and copies of all building permits and final Certificate of Occupancy if issued and required by New Britain Township. Tenant will be responsible for procuring including all the payments of all necessary plans and permits required by the appropriate governmental authorities. Tenant will contract directly with the construction firm of its choosing including the payments of all work to be done, which shall include managing the construction contract.

       Tenant will contract directly with the construction firm of its choosing including the payments of all work to be done, which shall include managing the construction contract. Landlord agrees to pay for the renovation of the bathrooms in the Demised Premises as long as the existing plumbing lines are not moved. Landlord reserves the right to review and approve the plans, the finishes chosen, and cost to renovate the bathrooms prior to the commencement of construction.

       Subsequent Tenant Improvements will be solely subject to Section III Paragraph E "Improvements."

       Tenant will be responsible for payment of all utilities and interior maintenance of Suite 503, consisting of approximately 6,648+/- square feet, including when interior renovations are started by Tenant. The base rent for Suite 503 shall commence on November 1, 2005 as per Section II, Paragraph A, "Base Rent".

       J.     HEATING, VENTILATION and AIR CONDITIONING

       Tenant, at its sole cost and expense will do an evaluation of the heating, ventilation and cooling unit servicing the individual office suite known as Suite 503 to determine if the unit in place is adequate to service Suite 503.

       K.     RIGHT OF EARLY LEASE TERMINATION

       Tenant may at its sole option, terminate the lease provided Tenant gives six (6) months written notice to Landlord. The early termination fee in the amount of three (3) months rent shall be paid prior to the termination of the lease and would be due and payable in full prior to Tenant vacating the premises and not later than ninety (90) days after the notice to terminate was given.

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       L.     POSSESSION OF SUITE 503

       When the Lease Agreement has been fully executed by Tenant and landlord, Tenant can take possession of Suite 503, provided an insurance certificate is given to Landlord showing proof of insurance as required by the Lease Agreement, Section V, paragraph A, "Liability Insurance Required Of The Tenant". Furthermore, Tenant will be responsible for interior maintenance and utilities of Suite 503, per Section XIV, paragraph I, "Tenant Improvements".

       IN WITNESS WHEREOF, and intending to be legally bound, the Landlord and Tenant have executed this Lease on the day and year first above written.

                                                   TENANT: OPTIUM, INC.

Attest: /s/ David C. Renner                By: /s/ Eitan Gertel
        ----------------------                 -----------------------------
        David C. Renner                        Eitan Gertel,
        Assistant Secretary                    CEO & President


                                                   LANDLORD: LEO PALAU


Witness: /s/ [ILLEGIBLE]                   By: /s/ Leo Palau
         ---------------------                 -----------------------------
                                               Leo Palau


Date: 6/8/05
      --------

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                                   EXHIBIT "A"

                 Amount of Real Estate School Tax to be attached

                                  $____________